Exhibit 23.1

Porch.com, Inc.

2201 1st Avenue South, Suite 300

Seattle, WA 98134

Consent of Registered Independent Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- 253778) pertaining to the Porch Group, Inc. 2020 Stock Incentive Plan and Porch.com, Inc. 2012 Equity Incentive Plan of our report dated June 11, 2021, with respect to the consolidated financial statements of Homeowners of America Holding Corporation included in this Current Report (Form 8-K).

/s/ JLK Rosenberger LLP

Addison, Texas

June 21, 2021